EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt – CFO (480) 792-7804 Gordon Parnell – Vice President of Business Development and Investor Relations (480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR THE FOURTH QUARTER OF FISCAL YEAR 2010

•	For the quarter ending March 31, 2010:

▪	Record Net Sales of $278.0 million, up 11.2% sequentially and up 60.5% from the quarter ended March 31, 2009

▪	On a GAAP basis:

-	Gross margin of 60.60%; operating profit of 31.8% and operating income of $88.5 million; Net income of $75.7 million and 27.2% of net sales; eps of 40 cents per diluted share

▪	On a non-GAAP basis:

-	record gross margins of 61.63%; operating profit of 35.8% and record operating income of $99.6 million; net income of $86.7 million and 31.2% of net sales; record eps of 46 cents per diluted share

▪	record revenue in microcontrollers, 16-bit microcontrollers, 32-bit microcontrollers and analog products

▪	record quarterly shipments of 45,057 development tools

▪	increased quarterly dividend to a record 34.2 cents per share

•	For Fiscal Year 2010:

▪	Net sales of $947.7 million, up 4.9% year-over-year

▪	On a GAAP basis:

-	net income of $216.0 million and EPS of $1.15 per diluted share

▪	On a non-GAAP basis:

-	net income of $243.9 million and eps of $1.31 per diluted share

▪	record annual shipments of 160,243 development tools, an increase of 17.4% over fiscal year 2009

•	Completed acquisition of Silicon Storage Technology on April 8, 2010

CHANDLER, Arizona – May 5, 2010 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months and fiscal year ended March 31, 2010 as summarized in the following table:

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Microchip Technology Incorporated   2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

(in millions, except earnings per diluted share)
	Three Months Ended March 31, 2010				Year Ended March 31, 2010
	GAAP	% of Revenue	Non-GAAP1	% of Revenue	GAAP		% of Revenue	Non-GAAP1		% of Revenue
Revenue	$278.0		$278.0			$947.7			$947.7
Gross Margin	$168.5	60.6%	$171.3	61.6%		$534.2	56.4%		$543.8	57.4%
Operating Income	$88.5	31.8%	$99.6	35.8%		$245.0	25.9%		$287.4	30.3%
Other Income (Expense)	$ (4.5)		$ (2.9)		$	(7.1)		$	(8.4)
Income Tax Expense	$8.2		$10.0			$20.8			$35.1
Net Income	$75.7	27.2%	$86.7	31.2%		$217.0	22.9%		$245.0	25.8%
Earnings per Diluted Share	40 cents		46 cents			$1.16			$1.32

1	See the “Use of Non-GAAP Financial Measures” section of this release.

Net sales for the fourth quarter of fiscal year 2010 were $278.0 million, up 11.2% sequentially from net sales of $250.1 million in the immediately preceding quarter, and up 60.5% from net sales of $173.3 million in the prior year’s fourth quarter.  GAAP net income for the fourth quarter of fiscal year 2010 was $75.7 million, or 40 cents per diluted share, up 9.1% from GAAP net income of $69.4 million, or 37 cents per diluted share, in the immediately preceding quarter, and up 244.9% from GAAP net income of $22.0 million, or 12 cents per diluted share, in the prior year’s fourth quarter.

Non-GAAP net income for the fourth quarter of fiscal year 2010 was $86.7 million, or 46 cents per diluted share, up 23.6% from non-GAAP net income of $70.1 million, or 38 cents per diluted share, in the immediately preceding quarter, and up 211.2% from non-GAAP net income of $27.9 million, or 15 cents per diluted share, in the prior year’s fourth quarter.  For the fourth fiscal quarter of fiscal 2009 and fiscal 2010, our non-GAAP results exclude the effect of share-based compensation, any gain or loss on trading securities, the impact of our acquisition activities, the acquisition of patent licenses and non-cash interest expense on our convertible debentures associated with the adoption of Financial Accounting Standards Board’s Accounting for Standards Codification Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion, which requires us to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects our nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Net sales for the fiscal year ended March 31, 2010 were $947.7 million, an increase of 4.9% from net sales of $903.3 million in the prior fiscal year.  On a GAAP basis, net income for the fiscal year ended March 31, 2010 was $217.0 million, or $1.16 per diluted share, a decrease of 11.6% from net income of $245.6 million, or $1.31 per diluted share in the prior fiscal year.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

On a non-GAAP basis, net income for the fiscal year ended March 31, 2010 was $245.0 million, or $1.32 per diluted share, an increase of 4.2% from net income of $235.1 million, or $1.27 per diluted share, in the prior fiscal year.  For fiscal years 2009 and 2010, our non-GAAP results exclude the items mentioned above and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 34.2 cents per share.  The quarterly dividend is payable on June 2, 2010 to stockholders of record on May 19, 2010.

“The March quarter was another exceptional growth quarter for Microchip across all geographies and product lines, which resulted in us achieving 11.2% sequential revenue growth and exceeding our gross margin, operating profit and earnings per share guidance that we revised positively on March 15, 2010,” said Steve Sanghi, Microchip’s President and CEO.

“Non-GAAP gross margins were a record 61.63%, up over 260 basis points from the December quarter.  Our achievement of this level of gross margin percentage is a full year ahead of our previous expectation.  Microchip’s factories are running at higher levels of production output than they have ever produced in the history of the company,” continued Mr. Sanghi.

“Our Microcontroller business delivered superb results with revenue up a strong 10.3% on a sequential basis and up 58.2% from the year ago quarter, achieving a new record.  Our 16-bit microcontroller business achieved another record for quarterly revenue and was up 22.9% sequentially and up 133.3% from the year ago quarter.  Our 32-bit microcontroller product line continues to make good progress with 36% sequential growth from a small but rapidly growing base, and building upon the 44% sequential growth it experienced in the December quarter,” said Ganesh Moorthy, Chief Operating Officer.  “Our analog business had another outstanding quarter with 19.3% sequential growth, and was up 91.6% from the year ago quarter.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Due to the exceptional revenue growth we experienced in the March quarter, inventory days on Microchip’s balance sheet decreased from 99 at the end of the December quarter to 97 at March 31, 2010.  Inventory days remain well below our internal target of 115 and with the incremental activities we have deployed to meet customer demand we expect to build a few days of inventory in

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

the June quarter.  Days of inventory in the distribution channel were relatively flat in the March 2010 quarter compared to December 31, 2009.  Deferred income on shipments to distributors increased only 1.4% sequentially in the March quarter and was actually down 4.4% from the levels of our prior peak earnings quarter of September 2008.”

Mr. Bjornholt continued, “In the March quarter, our cash and investments position increased by $31.9 million after payment of our quarterly cash dividend of $63.0 million.  We expect our cash generation to continue to be strong in fiscal 2011.”

Mr. Sanghi added, “We are excited to have closed the acquisition of Silicon Storage Technology Inc. (SST) on April 8, 2010.  We are working diligently on the integration activities associated with SST which include taking actions to achieve strong financial returns from the continuing businesses, integrating the SST employees into the Microchip culture and actively marketing those assets held for sale.  We believe the SST transaction will provide substantial long-term value to our stockholders.”

Mr. Sanghi concluded, “We continue to be very pleased with how our business has performed over the past four quarters, during which time we believe we have gained market share in all of our strategic product lines.  Our book-to-bill ratio for the March quarter was 1.36, providing us with excellent visibility.  We started the June 2010 quarter with a record high opening backlog due to the strength of our business combined with lead times extending in the semiconductor industry in general.  In the June 2010 quarter, we expect revenue from Microchip’s business excluding SST to be up about 8% sequentially and we expect the continuing operations of SST to add about $18 million in revenue to our overall results.”

Microchip’s Recent Highlights:

•
Microchip set a new benchmark for low-power microcontrollers, while significantly expanding its enhanced 8-bit PIC® microcontroller portfolio.  Specifically, the new microcontrollers feature less than 50 µA/MHz active current consumption and sleep currents down to 20 nA, along with industry-leading peripheral integration.

•
Google and Microchip partnered to enable the easy development of Google PowerMeter designs for the rapidly growing Smart Energy monitoring market.  As part of this partnership, Microchip created the first reference implementation of the Google PowerMeter API to accelerate the design of energy-monitoring products.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

•
Microchip is also enabling the easy development of accessories for iPod and iPhone, with kits and software.  These new development kits speed accessory designs for iPod and iPhone using any 8-, 16- or 32-bit PIC microcontroller.

•
To serve the growing Digital Power market, Microchip expanded its digital signal controller portfolio with eight new dsPIC® DSCs that support complex applications via more memory, more PWM channels and support for CAN networking.

•
Microchip has gained numerous recent honors for product and business excellence.  The PIC24F16KA eXtreme Low Power PIC microcontrollers won the prestigious EDN Innovation Award in the Microcontroller category, and the MCP651/2/5 operational amplifiers were finalists in the Analog Signal Path category.  Both of these products were also named finalists in the Design News Golden Mousetrap Awards.

•	Microchip also won the 2010 Arizona Business Leadership Award, and was named to the Phoenix Business Journal’s “Best Places to Work in the Valley” for the third consecutive year.

•	President and CEO Steve Sanghi won the Executive of the Year award in the annual EE Times ACE Awards, and was included in the Phoenix Business Journal’s annual list of the Most Admired CEOs.

•
During the quarter, Microchip shipped 45,057 development systems, which is its fourth consecutive quarterly record for development tool shipments, demonstrating the continued strong interest in Microchip’s products.  The total cumulative number of development systems shipped now stands at 929,559.

•
The most recent addition to Microchip’s broad, low-power Analog & Interface portfolio included a synchronous boost regulator that enables longer-lasting battery applications.  Also introduced were digital potentiometers that enable engineers to reduce the power consumption and footprint of their designs while increasing accuracy and performance.  Finally, the new USB-to-UART protocol converter makes it easy to add USB to existing systems.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

First Quarter Fiscal Year 2011 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

Guidance for Microchip’s Operations without SST
	GAAP	Non-GAAP Adjustments	Non-GAAP 1
Revenue	$300 million		$300 million
Gross Margin2,3	60.95% to 61.2%	$2.4 million	61.75% to 62%
Operating Expenses2,3	28.4%	$8.7 million	25.5%
Other Income (Expense)	($3.7) to ($4.2) million	$1.7 million	($2.0) to ($2.5) million
Tax Rate	12% to 12.5%	$2.1 million	12.5% to 13%
Diluted Common Shares Outstanding4	191.7 to 193.5 million	1.2 million shares	190.5 to 192.3 million
Earnings per Share	43 cents	6 cents	49 cents

Guidance for SST’s Operations 2,5
Non-GAAP1
Results from Continuing Operations:
Revenue	$18 million
Gross Margin3	89% to 90%
Operating Expenses3	44% to 45%
Tax Rate	22% to 23%
Net Income from Continuing Operations	$6.1 to 6.5 million
Net Income from Discontinued Operations	$0 million
Net Income	$6.1 to 6.5 million

Microchip and SST Combined Guidance 2
Non-GAAP1
Results from Continuing Operations:
Revenue	$318 million
Gross Margin3	63.3% to 63.6%
Operating Expenses3	26.6%
Other Income (Expense)	($2.0) to ($2.5) million
Tax Rate	13.2% to 13.7%
Net Income from Continuing Operations	$98.5 to 100.5 million
Net Income from Discontinued Operations	Moderately profitable
Net Income	$98.5 to 100.5 million
Diluted Common Shares Outstanding4	190.5 to 192.3 million
Earnings per Share	52 cents

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

•	Microchip’s inventory at June 30, 2010 excluding SST is expected to be about flat from the March 31,2010 levels, while remaining below our internal target of 115 days.

•
Capital expenditures for the quarter ending June 30, 2010 are expected to be approximately $45 million.  Capital expenditures for all of fiscal year 2011 are anticipated to be approximately $90 million.  We are continuing to take actions to invest in the needed equipment to support the expected revenue growth of our new products and technologies.

•
We expect net cash generation during the June quarter of approximately $80 to $90 million excluding our acquisition of SST and before the dividend payment of $63.5 million announced today.  The amount of expected net cash generation is before the effect of any stock buy back activity.

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At March 31, 2010, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

1	Use of Non-GAAP Financial Measures:

Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, any gain or loss on trading securities, the impact of our acquisition activities, patent portfolio licenses, non-recurring tax events and non-cash interest expense on our convertible debentures and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant.  The price of our stock is affected by market forces that are difficult to predict and are not within the control of management.  The value of our trading securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management.  The non-GAAP adjustments related to the impact of our acquisitions and a portion of our interest expense related to our convertible debentures are non-cash expenses related to such transactions.  Our acquisitions of patent portfolio licenses and tax events related to IRS settlements, changes in tax regulations and the reinstatement of the R&D tax credit are non-recurring events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

We are using non-GAAP gross profit margin, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP other income (expense), non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events or, in the case of our trading securities, because such item is difficult to predict and not within the control of management.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

2
The GAAP guidance for Microchip’s operations without SST for gross margin and operating expenses do not consider any acquisition-related costs or amortization of intangible assets associated with our acquisition of SST as the financial valuation has not been completed as of the date of this press release.  We are not able to provide GAAP guidance for SST’s operations or for Microchip and SST’s combined operations, as the financial valuation has not been completed as of the date of this press release.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

3
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.  Operating expenses fluctuate over time, primarily due to revenue and profit levels.

4
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures, and the repurchase or the issuance of stock or the sale of treasury shares.

5	The guidance for SST’s operations is for the period of April 8, 2010 (the closing date of our acquisition) through June 30, 2010.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts) (Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2010	2009 (1)	2010	2009 (1)
Net sales	$278,020	$173,253	$947,729	$903,297
Cost of sales	109,549	89,286	413,487	386,793
Gross profit	168,471	83,967	534,242	516,504

Operating expenses:
Research and development	33,287	25,656	120,823	115,524
Selling, general and administrative	46,697	33,336	167,222	161,218
Special charges	-	5,934	1,238	6,434
	79,984	64,926	289,283	283,176

Operating income	88,487	19,041	244,959	233,328

Other (expense) income, net	(4,490)	8,560	(7,146)	(1,249)

Income before income taxes	83,997	27,601	237,813	232,079

Income tax provision (benefit)	8,248	5,637	20,808	(13,508)

Net income	$75,749	$21,964	$217,005	$245,587

Basic net income per share	$0.41	$0.12	$1.18	$1.34

Diluted net income per share	$0.40	$0.12	$1.16	$1.31

Basic shares used in calculation	184,665	182,392	183,642	183,158
Diluted shares used in calculation	189,048	184,168	187,339	186,788
(1) As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS
	March 31,	March 31,
	2010	2009 (1)
	(Unaudited)
Cash and short-term investments	$1,214,323	$1,389,945
Accounts receivable, net	137,806	88,525
Inventories	116,579	131,510
Other current assets	142,261	132,809
Total current assets	1,610,969	1,742,789

Property, plant & equipment, net	493,039	531,687
Long-term investments	317,215	50,826
Other assets	95,090	80,409

Total assets	$2,516,313	$2,405,711

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other accrued liabilities	$104,449	$71,714
Deferred income on shipments to distributors	98,941	83,931
Total current liabilities	203,390	155,645

Convertible debentures	340,672	334,184
Long-term income tax payable	57,140	70,051
Deferred tax liability	376,713	351,686
Other long-term liabilities	5,018	3,834

Stockholders' equity	1,533,380	1,490,311

Total liabilities and stockholders' equity	$2,516,313	$2,405,711

(1)As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
 (in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Gross profit, as reported	$168,471	$83,967	$534,242	$516,504
Share-based compensation expense	2,209	1,200	7,054	5,845
Acquisition-related acquired inventory valuation costs and intangible asset amortization	669	238	2,537	546
Non-GAAP gross profit	$171,349	$85,405	$543,833	$522,895
Non-GAAP gross profit percentage	61.6%	49.3%	57.4%	57.9%

RECONCILIATION OF RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP
RESEARCH AND DEVELOPMENT EXPENSES
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Research and development expenses, as reported	$33,287	$25,656	$120,823	$115,524
Share-based compensation expense	(2,989)	(2,843)	(12,194)	(10,866)
Non-GAAP research and development expenses	$30,298	$22,813	$108,629	$104,658
Non-GAAP research and development expenses as a percentage of net sales	10.9%	13.2%	11.5%	11.6%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Selling, general and administrative expenses, as reported	$46,697	$33,336	$167,222	$161,218
Share-based compensation expense	(4,245)	(4,081)	(17,530)	(15,770)
Acquisition-related intangible asset amortization and other costs	(1,006)	(157)	(1,866)	(285)
Non-GAAP selling, general and administrative expenses	$41,446	$29,098	$147,826	$145,163
Non-GAAP selling, general and administrative expenses as a percentage of net sales	14.9%	16.8%	15.6%	16.1%

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RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Operating income, as reported	$88,487	$19,041	$244,959	$233,328
Share-based compensation expense	9,443	8,124	36,778	32,481
Acquisition-related acquired inventory valuation costs, intangible asset amortization & other costs	1,675	395	4,403	831
Special charge – in-process research and development expenses	-	360	-	860
Special charge – patent license	-	4,000	1,238	4,000
Special charge – abandoned acquisition related expenses	-	1,574	-	1,574
Non-GAAP operating income	$99,605	$33,494	$287,378	$273,074
Non-GAAP operating income as a percentage of net sales	35.8%	19.3%	30.3%	30.2%

RECONCILIATION OF OTHER (EXPENSE) INCOME, NET TO NON-GAAP
OTHER (EXPENSE) INCOME, NET
	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009(1)	2010	2009(1)
Other (expense) income, net, as reported	$(4,490)	$8,560	$(7,146)	$(1,249)
Convertible debt non-cash interest expense	1,596	1,321	6,258	5,171
(Gain) loss on trading securities	-	(12,019)	(7,518)	7,253
Non-GAAP other (expense) income, net	$(2,894)	$(2,138)	$(8,406)	$11,175
Non-GAAP other (expense) income, net, as a percentage of net sales	-1.0%	-1.2%	-0.9%	1.2%

(1)As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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RECONCILIATION OF INCOME TAX PROVISION (BENEFIT)
TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009(1)	2010	2009(1)
Income tax provision (benefit), as reported	$8,248	$5,637	$20,808	$(13,508)
Income tax rate, as reported	9.8%	20.4%	8.7%	-5.8%
Share-based compensation expense	978	893	4,563	5,277
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	173	43	530	121
Special charge – in-process research and development expenses	-	40	-	129
Special charge – patent license	-	400	124	400
Tax benefit related to IRS settlement and clarification in tax regulations	-	-	-	49,847
R&D tax credit reinstatement	-	-	-	1,470
Tax benefit on IRS settlement	-	-	8,452	-
Special charge – abandoned acquisition related expenses	-	606	-	606
Convertible debt non-cash interest expense	614	508	2,409	1,990
(Gain) loss on trading securities	-	(4,627)	(2,894)	2,793
Non-GAAP income tax provision	$10,013	$3,500	$33,992	$49,125
Non-GAAP income tax rate	10.4%	11.2%	12.2%	17.3%

(1)As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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RECONCILIATION OF NET INCOME AND DILUTED NET INCOME PER SHARE TO
NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009(1)	2010	2009(1)
Net income, as reported	$75,749	$21,964	$217,005	$245,587
Share-based compensation expense, net of tax effect	8,465	7,231	32,215	27,204
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	1,502	352	3,873	710
Special charge – in-process research and development expenses, net of tax effect	-	320	-	731
Special charge – patent license, net of tax effect	-	3,600	1,114	3,600
Tax benefit related to IRS settlement and clarification in tax regulations	-	-	-	(49,847)
R&D tax credit reinstatement	-	-	-	(1,470)
Tax benefit on IRS settlement	-	-	(8,452)	-
Special charge – abandoned acquisition related expenses, net of tax effect	-	968	-	968
Convertible debt non-cash interest expense, net of tax effect	982	813	3,849	3,181
(Gain) loss on trading securities, net of tax effect	-	(7,392)	(4,624)	4,460
Non-GAAP net income	$86,698	$27,856	$244,980	$235,124
Non-GAAP net income as a percentage of net sales	31.2%	16.1%	25.8%	26.0%

Diluted net income per share, as reported	$0.40	$0.12	$1.16	$1.31
Non-GAAP diluted net income per share	$0.46	$0.15	$1.32	$1.27

(1)As adjusted due to the adoption of ASC Subtopic 470-20, Debt with Conversion and Other Options – Cash Conversion.

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

Conference Call and Updates:

Microchip will host a conference call today, May 5, 2010 at 6:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until May 12, 2010.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) May 5, 2010 and will remain available until 5:00 p.m. (Eastern Time) on May 12, 2010.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 5248280.

Cautionary Statement:

The statements in this release relating to our factories running at higher levels of production output, our 32-bit microcontroller product line continuing to make good progress, our expectation to build a few days of inventory in the June quarter, our cash generation to continue to be strong in fiscal 2011, integration activities associated with SST, including achieving strong financial returns, integrating employees, and actively marketing assets held for sale, the SST transaction providing substantial long-term value to our stockholders, our book-to-bill ratio providing us excellent visibility, expecting revenue from Microchip’s business excluding SST to be up about 8% sequentially, expecting continuing operations of SST to add about $18 million in revenue to our overall results, continued strong interest in our products, our first quarter fiscal 2011 guidance for Microchip without SST, for SST and for Microchip combined with SST (in each case including GAAP and Non-GAAP as applicable) for revenue, gross margin, operating expenses, other income (expense), tax rate, diluted common shares outstanding, net income, earnings per share, inventory, capital expenditures for the June quarter and for fiscal 2011 and net cash generation, and taking actions to invest in needed equipment to support our expected growth are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the strength of the economic recovery or any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively ramp our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the

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Microchip Technology Reports
Fourth Quarter and Fiscal Year
2010 Financial Results

level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; difficulties associated with successfully integrating SST’s business with our business and technologies; unexpected costs related to the acquisition and integration of SST; the risk that our customers may fail to accept the SST product offerings; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system including the recent volcanic activity in Iceland; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 5, 2010 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip Web site at www.microchip.com.

The Microchip name and logo, PIC and dsPIC are registered trademarks of Microchip Technology Inc. in the USA and other countries.
All other trademarks mentioned herein are the property of their respective companies.

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